Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-207618) and Form S-3 (No. 333-221649) of NorthStar Realty Europe Corp. of our report dated March 13, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers, Société Coopérative
Luxembourg
March 23, 2018
Represented by Cornelis J. Hage